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                                                                    EXHIBIT 99.3


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[LITTELFUSE LOGO]                                                        NEWS

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NEWS RELEASE                    Littelfuse, Inc.
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                                800 East Northwest Highway Des Plaines, IL 60016
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                                (847) 824-1188 - (847)391-0849 - FAX #
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CONTACT:  PHIL FRANKLIN,
    VICE PRESIDENT, OPERATIONS SUPPORT & CFO   (847) 391-0566


                  LITTELFUSE ANNOUNCES STOCK REPURCHASE PROGRAM

     DES PLAINES, ILLINOIS, MAY 12, 2005 - Littelfuse, Inc. (NASDAQ/NMS:LFUS) today announced that its Board of Directors has authorized the purchase by Littelfuse of up to one million shares of Littelfuse common stock during the period commencing May 1, 2005, and ending April 30, 2006. Littelfuse has approximately 22.4 million shares outstanding.

     Littelfuse is a global company offering the broadest line of circuit protection products in the industry. In addition to its Des Plaines, Illinois, world headquarters, Littelfuse has research and manufacturing facilities in China, England, Germany, Ireland, Mexico, the Philippines and the United States. It also has sales, distribution and engineering facilities in Brazil, China, Germany, Hungary, Japan, Korea, the Netherlands, Singapore, Taiwan and the U.S.

     For more information, please visit Littelfuse's Web site at www.littelfuse.com.


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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995.
Any forward looking statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, exchange rate fluctuations, actual purchases under agreements, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations and other risks which may be detailed in the company's Securities and Exchange Commission filings.
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